UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 19, 2014

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

 (Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2014, Hanger, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Consistent with previous disclosure made by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”), the Company is unable to timely file its Annual Report on Form 10-K because of the additional time required to complete the testing and assessment of internal controls, including the testing and assessment of the updated controls and procedures the Company implemented in response to the material weakness in the Company’s internal controls over financial reporting reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The NYSE has informed the Company that, under the NYSE rules, the Company will have six months, until September 17, 2014, to file its Form 10-K with the SEC.  The Company can regain compliance with the NYSE listing standards at any time prior to such date by filing the Form 10-K with the SEC.  If the Company fails file its Form 10-K prior to such date, then the NYSE may grant at its discretion, a further extension of up to six months, depending on the specific circumstances.  The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time if the circumstances warrant.

The Company continues to work to file its Form 10-K with the SEC as soon as possible.

The Company issued on March 24, 2014 a press release announcing the receipt of the NYSE notice, which press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(99.1)                      Press release of Hanger, Inc. dated March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: March 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Press release of Hanger, Inc. dated March 24, 2014.